UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant☒        Filed by a party other than the registrant☐

Check the appropriate box:

☐	Preliminary proxy statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive proxy statement
☒	Definitive additional materials
☐	Soliciting material pursuant to § 240.14a-12

Montrose Environmental Group, Inc.

(Name of registrant as specified in its charter)

N/A

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of filing fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Montrose environmental p.o. Box 8016, cary, nc 27512-9903 your vote matters! Montrose environmental group, inc. Annual meeting of stockholders wednesday, may 6, 2026 11:30 am, central time annual meeting to be held live via the internet- please visit http://www.proxydocs.com/meg for more details. You must register to attend the meeting online and/or participate at www.proxydocs.com/meg for a convenient way to view proxy materials, vote, and obtain directions to attend the meeting go to www.proxydocs.com/meg to vote your proxy while visiting this site, you will need the 12 digit control number in the box below. This communication presents only an overview of the more complete proxy materials that are available to you on the internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. Under united states securities and exchange commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before april 24, 2026. Meeting materials: notice of meeting and proxy statement & annual report or form 10-k important notice regarding the availability of proxy materials for the stockholders meeting to be held on may 6, 2026 for stockholders of record as of march 12, 2026 to order paper copies of the proxy materials for this meeting or change your delivery preference for future meetings , use one of the following methods. Internet: www.investorelections.com/meg call: 1-866-648-8133 email: paper@investorelections.com * if requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material. See reverse for full agenda copyright © 2026 betanxt, inc. Or its affiliates. All rights reserved

Montrose environmental montrose environmental group, inc. Annual meeting of stockholders the board of directors recommends a vote: for each of the director nominees listed in proposal 1, and for on proposals 2 and 3 proposal 1. To elect three directors to our board of directors to hold office until the company's 2027 annual meeting of stockholders, or until their successors are duly elected and qualified. 1.01 vincent p. Colman 1.02 peter m. Graham 1.03 richard e. Perlman 2. To ratify the appointment of deloitte & touche llp, as independent registered public accounting firm for the company for the fiscal year ending december 31, 2026. 3. To approve, on a non-binding and advisory basis, the compensation of our named executive officers ("say on pay").